          INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA)
------------------------------------------------------------------------




                 CONSOLIDATED FINANCIAL STATEMENTS
             (In Millions of U.S. Dollars) - U.S. GAAP
                            (Unaudited)

                                                                     Page
                                                                     ----
Consolidated Statements of Income - Three Months Ended
September 30, 1996 and 1997                                             2

Consolidated Statements of Income - Nine Months Ended
September 30, 1996 and 1997                                             3

Consolidated Balance Sheets - September 30, 1996 and 1997
and December 31, 1996                                               4 - 5

Consolidated Statements of Cash Flows - Nine Months Ended
September 31, 1996 and 1997                                             6

              INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA)
                    Consolidated Statements of Income
    For the Three Months Ended September 30, 1996 and 1997 - UNAUDITED
                (In Millions of U.S. Dollars) - U.S. GAAP

                                                      Restated
                                                        1996           1997
----------------------------------------------------------------------------
Operating Revenue                                     $ 163.3        $ 160.9
Cost of Sales                                           129.3          131.3
----------------------------------------------------------------------------

Gross Margin                                             34.0           29.6
Selling, General and Administrative Expenses             22.6           19.4
----------------------------------------------------------------------------

Operating Profit                                         11.4           10.2
----------------------------------------------------------------------------

Financial Expenses
  Interest expense                                        4.3            3.9
  Amortization of debt issuance costs                     1.0            0.3
----------------------------------------------------------------------------

                                                          5.3            4.2
----------------------------------------------------------------------------

Net Income                                            $   6.1        $   6.0
============================================================================


              INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA)
                    Consolidated Statements of Income
    For the Nine Months Ended September 30, 1996 and 1997 - UNAUDITED
                (In Millions of U.S. Dollars) - U.S. GAAP

                                                      Restated
                                                        1996           1997
----------------------------------------------------------------------------
Operating Revenue                                     $ 463.5        $ 452.9
Cost of Sales                                           378.2          363.2
----------------------------------------------------------------------------

Gross Margin                                             85.3           89.7
Selling, General and Administrative Expenses             60.2           58.4
----------------------------------------------------------------------------

Operating Profit                                         25.1           31.3
----------------------------------------------------------------------------

Financial Expenses
  Interest expense                                       12.7           12.5
  Amortization of debt issuance costs                     2.2            0.8
----------------------------------------------------------------------------

                                                         14.9           13.3
----------------------------------------------------------------------------

Net Income                                            $  10.2        $  18.0
============================================================================



              INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA)
                       Consolidated Balance Sheets
                 (In Millions of U.S. Dollars) - U.S. GAAP


                                         September 30,          December 31,
                                     -----------------        -------------
                                      Restated
                                        1996          1997         1996
---------------------------------------------------------------------------
                                            UNAUDITED
ASSETS
   Current Assets
     Cash and cash equivalents         $   8.0      $  14.2        $  11.9
     Restricted cash                        -           0.6            0.6
     Accounts receivable                  90.8         91.8           72.1
     Note receivable from Pameco            -          10.1             -
     Inventories                          97.1         75.6           92.3
     Prepaid expenses                      1.6          1.1            3.7
-----------------------------------------------------------------------------

                                         197.5        193.4          180.6
-----------------------------------------------------------------------------

   Fixed Assets
     Property, plant and equipment       194.3        202.3          200.4
     Accumulated depreciation and
        amortization                      97.2        111.9          101.8
-----------------------------------------------------------------------------

                                          97.1         90.4           98.6
-----------------------------------------------------------------------------

   Intangible Assets, Net                 21.8         16.9           21.9
-----------------------------------------------------------------------------

                                       $ 316.4      $ 300.7        $ 301.1
=============================================================================


              INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA)
                       Consolidated Balance Sheets
                 (In Millions of U.S. Dollars) - U.S. GAAP


                                          September 30,          December 31,
                                       -----------------        -------------
                                     Restated
                                       1996          1997           1996
----------------------------------------------------------------------------
                                            UNAUDITED
LIABILITIES
   Current Liabilities
     Checks outstanding in excess
        of bank balance                $   9.3      $   9.7        $   5.1
     Short-term borrowings                35.0      $  10.3        $  27.0
     Accounts payable                     36.2         30.5           32.7
     Accrued liabilities                  24.9         23.1           26.8
     Product warranty                      7.7          7.7            7.8
-----------------------------------------------------------------------------

                                         113.1         81.3           99.4

   Long-Term Debt                        140.0        140.0          140.0
   Product Warranty                       17.8         16.3           16.6
   Deferred Income and Other               1.9          2.0            2.1
   Environmental Liability                 2.7          2.8            2.7
   Accrued Retiree Medical                 3.0          4.9            4.9
-----------------------------------------------------------------------------

                                         278.5        247.3          265.7
-----------------------------------------------------------------------------

STOCKHOLDER'S EQUITY
   Capital stock                          13.0         13.0           13.0
   Additional paid-in capital             99.7         99.7           99.7
   Deficit                               (60.8)       (45.3)         (63.3)
   Advances to parent                    (14.0)       (14.0)         (14.0)
-----------------------------------------------------------------------------

                                          37.9         53.4           35.4
-----------------------------------------------------------------------------
                                       $ 316.4      $ 300.7        $ 301.1
=============================================================================


              INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA)
                   Consolidated Statements of Cash Flows
    For the Nine Months Ended September 30, 1996 and 1997 - UNAUDITED
                 (In Millions of U.S. Dollars) - U.S. GAAP

                                              Restated
                                                1996                1997
-----------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                    $  10.2             $  18.0
  Adjustments to reconcile net income to
    net cash used in operating activities
      Depreciation and amortization              14.5                13.3
  Changes in operating assets and liabilities:
    Accounts and notes receivable               (21.1)              (23.5)
    Inventories                                 (34.2)              ( 1.7)
    Prepaid expenses and other current assets     0.3                 2.4
    Accounts payable, accrued liabilities,
           and product warranty                   6.1               (12.0)
-----------------------------------------------------------------------------

                                                (24.2)               (3.5)
-----------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Additions to property, plant and equipment   (6.1)               (4.2)
    Sale of Coastline and factory branches         -                 22.3
-----------------------------------------------------------------------------

                                                 (6.1)               18.1
-----------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net proceeds (payments) on short-term
       borrowings                                33.7               (16.7)
    Checks outstanding in excess of bank
       balance                                    4.3                 4.6
    Debt issuance costs                          (4.2)               (0.2)
-----------------------------------------------------------------------------

                                                 33.8               (12.3)
-----------------------------------------------------------------------------

Net Increase in Cash and Cash Equivalents         3.5                 2.3
Cash and Cash Equivalents -
    Beginning of the period                       4.5                11.9
-----------------------------------------------------------------------------
Cash and Cash Equivalents -
    End of the period                         $   8.0             $  14.2
=============================================================================

                                     -6-